FOR IMMEDIATE RELEASE

April 24, 2013

MEDIA CONTACT

Heather Worley, 214.932.6827

heather.worley@texascapitalbank.com

INVESTOR CONTACT

Myrna Vance, 214.932.6646

myrna.vance@texascapitalbank.com

TEXAS CAPITAL BANCSHARES ANNOUNCES OPERATING RESULTS FOR Q1 2013

DALLAS – April 24, 2013 – Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the first quarter of 2013.

•	Net income increased 5% on a linked quarter basis and 22% from the first quarter of 2012

•	EPS increased 5% on a linked quarter basis and 14% from the first quarter of 2012

•	Demand deposits increased 4% and total deposits increased 4% on a linked quarter basis; grew 50% and 28%, respectively, from the first quarter of 2012

•	Loans held for investment increased 2% and total loans decreased 5% on a linked quarter basis; both grew 19% and 18%, respectively, from the first quarter of 2012

“I am pleased to report another strong quarter for Texas Capital, a quarter in which we maintained superior profitability, returns and credit trends in light of a very competitive environment and an expected seasonal decline in loans held for sale,” said George Jones, CEO. “We are in a strong capital position and have the resources and potential to continue our growth.”

FINANCIAL SUMMARY

(dollars and shares in thousands)

	Q1 2013	Q1 2012	% Change
QUARTERLY OPERATING RESULTS(1)
Net Income	$33,144	$27,081	22%
Net Income Available to Common Shareholders	$33,063	$27,081	22%
Diluted EPS	$.80	$.70	14%
ROA	1.38%	1.33%
ROE	15.82%	17.36%
Diluted Shares	41,429	38,914
BALANCE SHEET(1)
Total Assets	$10,020,565	$8,559,917	17%
Demand Deposits	2,628,446	1,751,443	50%
Total Deposits	7,745,831	6,063,558	28%
Loans Held for Investment	6,920,011	5,792,349	19%
Loans Held for Sale	2,577,830	2,255,281	14%
Total Loans	9,497,841	8,047,630	18%
Stockholders’ Equity	1,013,195	647,341	57%

(1)	Operating results, assets and loans are reporting from continuing operations

DETAILED FINANCIALS

Texas Capital Bancshares, Inc. reported net income from continuing operations and net income available to common shareholders of $33.1 million for the quarter ended March 31, 2013 compared to $27.1 million for the first quarter of 2012. On a fully diluted basis, earnings per common share from continuing operations were $.80 for the three months ended March 31, 2013, compared to $.70 for the same period last year. The discussion below relates only to continuing operations.

Return on average common equity was 15.82 percent and return on average assets was 1.38 percent for the first quarter of 2013, compared to 17.36 percent and 1.33 percent, respectively, for the first quarter of 2012.

Net interest income was $98.0 million for the first quarter of 2013, compared to $101.2 million in the fourth quarter of 2012 and $88.2 million for the first quarter of 2012. The net interest margin in the first quarter of 2013 was 4.27 percent, a 27 basis point decrease from the first quarter of 2012 and level with the fourth quarter of 2012. The year over year decrease in net interest margin is due to the growth in loans with lower yields with an offsetting benefit of the reduction in funding costs. The year over year growth in loans more than compensated for the reduction in yields and produced strong growth in net interest income.

Average loans held for investment for the first quarter of 2013 were $6.8 billion, an increase of $1.2 billion from the first quarter of 2012 and $179.9 million from the fourth quarter of 2012. Average loans held for sale for the first quarter of 2013 increased $326.0 million compared to the first quarter of 2012 and decreased $295.4 million from the fourth quarter of 2012 due to seasonal trends.

Average total deposits for the first quarter of 2013 increased by $1.7 billion from the first quarter of 2012 and increased by $499.8 million from the fourth quarter of 2012. For the same periods, the average balance of demand deposits increased by $829.5 million, or 49 percent, to $2.5 billion from $1.7 billion during the first quarter of 2012 and increased $173.2 million from the fourth quarter of 2012.

In the first quarter of 2013, we experienced decreases in levels of non-performing assets. Credit costs, including the provision for credit losses and valuation charges related to other real estate owned (“OREO”) totaled $2.1 million in the first quarter of 2013 compared to $5.7 million in the first quarter of 2012 and $5.5 million in the fourth quarter of 2012. We recorded a $2.0 million provision for credit losses in the first quarter of 2013 compared to $3.0 million in the first quarter of 2012 and $4.5 million in the fourth quarter of 2012. Due to growth and improving credit quality, at March 31, 2013, the combined reserve decreased to 1.14 percent of loans held for investment as compared to 1.29 percent at March 31, 2012 and 1.15 percent at December 31, 2012. In management’s opinion, the reserve is appropriate and is derived from consistent application of the methodology for establishing the adequacy of reserves for Texas Capital Bank’s loan portfolio. In the first quarter of 2013, net charge-offs were $1.2 million, compared to net charge-offs of $828,000 in the first quarter of 2012 and net charge-offs of $3.5 million in the fourth quarter of 2012. Non-accrual loans were $43.4 million, or .63 percent of loans held for investment at the end of the first quarter of 2013, $50.2 million, or .87 percent, at the end of the first quarter of 2012 and $55.8 million, or .82 percent, at the end of the fourth quarter 2012. At March 31, 2013, total OREO was $14.4 million compared to $32.6 million at the end of the first quarter of 2012, and $16.0 million at the end of the fourth quarter of 2012. The OREO balance of $14.4 million at March 31, 2013 is stated net of a $4.5 million valuation allowance. The valuation charge for OREO reflected in non-interest expense was $71,000 in the first quarter of 2013 compared to $2.7 million in the first quarter of 2012 and $955,000 in the fourth quarter of 2012.

Non-interest income increased $2.1 million during the first quarter of 2013, or 23 percent, compared to the same period of 2012 primarily related to a $1.1 million increase in brokered loan fees earned in the mortgage warehouse lending division. Swap fee income increased $855,000 during the first quarter of 2013 due to an increase in swap transactions as compared to the same period in 2012.

Non-interest expense for the first quarter of 2013 increased $3.4 million, or 7 percent, to $55.7 million from $52.3 million in the first quarter of 2012. The increase is primarily related to a $4.5 million increase in salaries and employee benefits to $33.5 million from $29.0 million, which was primarily due to general business growth and costs of performance-based incentives resulting from the increase in stock price.

Marketing expense increased $1.1 million from the first quarter of 2012 due to expansion of customer bases in both loans and deposits. Allowance and other carrying costs for OREO expense decreased $2.9 million to $430,000, which included a $71,000 valuation expense. The $71,000 valuation expense in the first quarter of 2013 relates to direct write-downs of the OREO balance, compared to $1.9 million related to direct write-downs and $856,000 related to increasing the valuation allowance for the first quarter of 2012.

Stockholders’ equity increased 57 percent from $647.3 million at March 31, 2012 to $1.0 billion at March 31, 2013, primarily related to the offering of 2.3 million common shares for net proceeds of $87 million in the third quarter of 2012, the offering of 6.0 million shares of preferred shares for proceeds of $145.1 million in the first quarter of 2013 and retained net income. The Bank is well capitalized under regulatory guidelines and at March 31, 2013, the Company’s ratio of tangible common equity to total tangible assets was 8.4 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.

Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This release contains forward-looking statements, which are subject to risks and uncertainties. A number of factors, many of which are beyond Texas Capital Bancshares’ control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include the risk of adverse impacts from general economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes. These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in the Form 10-K and other filings made by Texas Capital Bancshares with the Securities and Exchange Commission.

TEXAS CAPITAL BANCSHARES, INC.

SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(Dollars in thousands except per share data)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2013	2012	2012	2012	2012
CONSOLIDATED STATEMENT OF INCOME
Interest income	$104,179	$107,769	$102,011	$95,546	$93,131
Interest expense	6,137	6,614	5,156	4,906	4,902

Net interest income	98,042	101,155	96,855	90,640	88,229
Provision for credit losses	2,000	4,500	3,000	1,000	3,000

Net interest income after provision for credit losses	96,042	96,655	93,855	89,640	85,229
Non-interest income	11,281	12,836	10,552	10,462	9,190
Non-interest expense	55,700	60,074	53,521	53,973	52,276

Income from continuing operations before income taxes	51,623	49,417	50,886	46,129	42,143
Income tax expense	18,479	17,982	18,316	16,506	15,062

Income from continuing operations	33,144	31,435	32,570	29,623	27,081
Income (loss) from discontinued operations (after-tax)	(1)	(6)	(34)	(1)	4

Net income	$33,143	$31,429	$32,536	$29,622	$27,085
Preferred stock dividends	81	—	—	—	—

Net income available to common shareholders	$33,062	$31,429	$32,536	$29,622	$27,085

Diluted EPS from continuing operations	$.80	$.76	$.80	$.76	$.70
Diluted EPS	$.80	$.76	$.80	$.76	$.70
Diluted shares	41,429,244	41,505,026	40,755,733	39,141,544	38,914,241
CONSOLIDATED BALANCE SHEET DATA
Total assets	$10,020,565	$10,540,542	$9,881,362	$9,144,360	$8,559,917
Loans held for investment	6,920,011	6,785,535	6,549,089	6,234,692	5,792,349
Loans held for sale	2,577,830	3,175,272	2,818,622	2,408,032	2,255,281
Securities	87,527	100,195	107,288	114,964	123,828
Demand deposits	2,628,446	2,535,375	2,114,279	2,019,473	1,751,443
Total deposits	7,745,831	7,440,804	6,717,579	6,660,290	6,063,558
Other borrowings	938,134	1,947,161	2,046,169	1,609,039	1,657,728
Subordinated notes	111,000	111,000	111,000	—	—
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,013,195	836,242	802,406	680,705	647,341
End of period shares outstanding	40,771,414	40,727,579	40,580,283	38,114,012	37,912,054
Book value (excluding securities gains/losses)	$21.10	$20.45	$19.68	$17.75	$16.96
Tangible book value (excluding securities gains/losses)	$20.62	$19.96	$19.18	$17.22	$16.42
SELECTED FINANCIAL RATIOS
Net interest margin	4.27%	4.27%	4.36%	4.49%	4.54%
Return on average assets	1.38%	1.27%	1.40%	1.40%	1.33%
Return on average common equity	15.82%	15.35%	17.27%	18.08%	17.36%
Non-interest income to earning assets	.49%	.54%	.47%	.52%	.47%
Efficiency ratio	50.9%	52.7%	49.8%	53.4%	53.7%
Efficiency ratio (excluding OREO valuation/write-down)	50.9%	51.9%	49.8%	50.3%	50.8%
Non-interest expense to earning assets	2.42%	2.53%	2.40%	2.67%	2.69%
Non-interest expense to earning assets (excluding OREO valuation charge)	2.42%	2.49%	2.40%	2.52%	2.55%
Tangible common equity to total tangible assets	8.4%	7.7%	7.9%	7.2%	7.3%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Dollars in thousands)

	March 31, 2013	March 31, 2012	% Change
Assets
Cash and due from banks	$80,440	$66,806	20%
Interest-bearing deposits	86,003	61,324	40%
Federal funds sold and securities purchased under resale agreements	25,000	20,680	21%
Securities, available-for-sale	87,527	123,828	(29)%
Loans held for sale	2,577,830	2,255,281	14%
Loans held for sale from discontinued operations	301	390	(23)%
Loans held for investment (net of unearned income)	6,920,011	5,792,349	19%
Less: Allowance for loan losses	75,000	71,992	4%

Loans held for investment, net	6,845,011	5,720,357	20%
Premises and equipment, net	11,249	11,445	(2)%
Accrued interest receivable and other assets	287,771	279,866	3%
Goodwill and intangibles, net	19,734	20,330	(3)%

Total assets	$10,020,866	$8,560,307	17%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$2,628,446	$1,751,443	50%
Interest bearing	4,739,067	3,902,123	21%
Interest bearing in foreign branches	378,318	409,992	(8)%

Total deposits	7,745,831	6,063,558	28%
Accrued interest payable	1,013	893	13%
Other liabilities	98,287	77,381	27%
Federal funds purchased	452,998	383,927	18%
Repurchase agreements	35,095	23,740	48%
Other borrowings	450,041	1,250,061	(64)%
Subordinated notes	111,000	—	100%
Trust preferred subordinated debentures	113,406	113,406	—

Total liabilities	9,007,671	7,912,966	14%
Stockholders’ equity:
Preferred stock	150,000	—	100%
Common stock, $.01 par value:
Authorized shares – 100,000,000
Issued shares – 40,771,831 and 37,912,054 at March 31, 2013 and 2012, respectively	408	379	8%
Additional paid-in capital	444,477	353,567	26%
Retained earnings	415,517	288,868	44%
Treasury stock (shares at cost: 417 at March 31, 2013 and 2012, respectively)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	2,801	4,535	(38)%

Total stockholders’ equity	1,013,195	647,341	57%

Total liabilities and stockholders’ equity	$10,020,866	$8,560,307	17%

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands except per share data)

	Three Months Ended March 31
	2013	2012
Interest income
Loans	$103,182	$91,774
Securities	939	1,307
Federal funds sold	6	1
Deposits in other banks	52	49

Total interest income	104,179	93,131
Interest expense
Deposits	3,245	3,472
Federal funds purchased	212	281
Repurchase agreements	4	3
Other borrowings	213	435
Subordinated notes	1,829	—
Trust preferred subordinated debentures	634	711

Total interest expense	6,137	4,902

Net interest income	98,042	88,229
Provision for credit losses	2,000	3,000

Net interest income after provision for credit losses	96,042	85,229
Non-interest income
Service charges on deposit accounts	1,701	1,604
Trust fee income	1,241	1,114
Bank owned life insurance (BOLI) income	498	521
Brokered loan fees	4,744	3,651
Swap fees	1,652	797
Other	1,445	1,503

Total non-interest income	11,281	9,190
Non-interest expense
Salaries and employee benefits	33,541	29,019
Net occupancy expense	3,857	3,604
Marketing	3,972	2,823
Legal and professional	3,940	3,991
Communications and technology	3,122	2,483
Allowance and other carrying costs for OREO	430	3,342
Other	6,838	7,014

Total non-interest expense	55,700	52,276

Income from continuing operations before income taxes	51,623	42,143
Income tax expense	18,479	15,062

Income from continuing operations	33,144	27,081
Income (loss) from discontinued operations (after-tax)	(1)	4

Net income	33,143	$27,085
Preferred stock dividends	81	—

Net income available to common shareholders	$33,062	$27,085

Basic earnings per common share:
Income from continuing operations	$.82	$.72
Net income	$.82	$.72
Diluted earnings per common share:
Income from continuing operations	$.80	$.70
Net income	$.80	$.70

TEXAS CAPITAL BANCSHARES, INC.

SUMMARY OF LOAN LOSS EXPERIENCE

(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2013	2012	2012	2012	2012
Reserve for loan losses:
Beginning balance	$74,337	$73,722	$72,404	$71,992	$70,295
Loans charged-off:
Commercial	1,648	4,044	1,154	1,048	462
Real estate – construction	—	—	—	—	—
Real estate – term	105	—	284	56	559
Consumer	19	—	49	—	—
Leases	—	34	49	26	95

Total loans charged-off	1,772	4,078	1,536	1,130	1,116
Recoveries:
Commercial	397	350	132	191	159
Real estate – construction	—	—	10	—	—
Real estate – term	8	226	130	348	108
Consumer	30	7	18	3	5
Leases	121	21	16	55	16

Total recoveries	556	604	306	597	288

Net charge-offs	1,216	3,474	1,230	533	828
Provision for loan losses	1,879	4,089	2,548	945	2,525

Ending balance	$75,000	$74,337	$73,722	$72,404	$71,992

Reserve for off-balance sheet credit losses:
Beginning balance	$3,855	$3,444	$2,992	$2,937	$2,462
Provision (benefit) for off-balance sheet credit losses	121	411	452	55	475

Ending balance	$3,976	$3,855	$3,444	$2,992	$2,937

Total reserves for credit losses	$78,976	$78,192	$77,166	$75,396	$74,929
Total provision for credit losses	$2,000	$4,500	$3,000	$1,000	$3,000
Reserve to loans held for investment(2)	1.08%	1.10%	1.13%	1.16%	1.24%
Reserve to average loans held for investment(2)	1.10%	1.12%	1.16%	1.22%	1.27%
Net charge-offs to average loans(1)(2)	.07%	.21%	.08%	.04%	.06%
Net charge-offs to average loans for last twelve months(1)(2)	.10%	.10%	.10%	.20%	.40%
Total provision for credit losses to average loans(1)(2)	.12%	.27%	.19%	.07%	.21%
Combined reserves for credit losses to loans held for investment(2)	1.14%	1.15%	1.18%	1.21%	1.29%
Non-performing assets (NPAs):
Non-accrual loans	$43,424	$55,833	$57,275	$56,433	$50,160
Other real estate owned (OREO) (4)	14,426	15,991	19,079	27,882	32,601

Total	$57,850	$71,824	$76,354	$84,315	$82,761

Non-accrual loans to loans(2)	.63%	.82%	.87%	.91%	.87%
Total NPAs to loans plus OREO(2)	.83%	1.06%	1.16%	1.35%	1.42%
Total NPAs to earning assets	.60%	.71%	.81%	.97%	1.01%
Reserve for loan losses to non-accrual loans	1.7x	1.3x	1.3x	1.3x	1.4x
Restructured loans	$11,755	$10,407	$9,145	$13,943	$12,582
Loans past due 90 days and still accruing(3)	$12,614	$3,674	$3,622	$4,421	$5,941
Loans past due 90 days to loans(2)	.18%	.05%	.06%	.07%	.10%

(1)	Interim period ratios are annualized.
(2)	Excludes loans held for sale.
(3)	At March 31, 2013, loans past due 90 days and still accruing includes premium finance loans of $4.4 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(4)	At March 31, 2013, OREO balance is net of $4.5 million valuation allowance.

TEXAS CAPITAL BANCSHARES, INC.

CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)

(Dollars in thousands)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2013	2012	2012	2012	2012
Interest income
Interest and fees on loans	$103,182	$106,653	$100,830	$94,291	$91,774
Securities	939	1,053	1,125	1,203	1,307
Federal funds sold	6	6	2	4	1
Deposits in other banks	52	57	54	48	49

Total interest income	104,179	107,769	102,011	95,546	93,131
Interest expense
Deposits	3,245	3,312	3,378	3,482	3,472
Federal funds purchased	212	190	268	240	281
Repurchase agreements	4	3	3	4	3
Other borrowings	213	615	607	492	435
Subordinated notes	1,829	1,829	208	—	—
Trust preferred subordinated debentures	634	665	692	688	711

Total interest expense	6,137	6,614	5,156	4,906	4,902

Net interest income	98,042	101,155	96,855	90,640	88,229
Provision for credit losses	2,000	4,500	3,000	1,000	3,000

Net interest income after provision for credit losses	96,042	96,655	93,855	89,640	85,229
Non-interest income
Service charges on deposit accounts	1,701	1,693	1,684	1,624	1,604
Trust fee income	1,241	1,260	1,216	1,232	1,114
Bank owned life insurance (BOLI) income	498	510	549	588	521
Brokered loan fees	4,744	4,978	4,839	4,128	3,651
Swap fees	1,652	2,093	1,397	622	797
Other	1,445	2,302	867	2,268	1,503

Total non-interest income	11,281	12,836	10,552	10,462	9,190
Non-interest expense
Salaries and employee benefits	33,541	31,198	31,009	30,230	29,019
Net occupancy expense	3,857	3,916	3,653	3,679	3,604
Marketing	3,972	3,980	3,472	3,174	2,823
Legal and professional	3,940	5,320	4,916	3,330	3,991
Communications and technology	3,122	3,070	2,885	2,720	2,483
Allowance and other carrying costs for OREO	430	1,369	552	3,812	3,342
Litigation settlement expense	—	4,000	—	—	—
Other	6,838	7,221	7,034	7,028	7,014

Total non-interest expense	55,700	60,074	53,521	53,973	52,276

Income from continuing operations before income taxes	51,623	49,417	50,886	46,129	42,143
Income tax expense	18,479	17,982	18,316	16,506	15,062

Income from continuing operations	33,144	31,435	32,570	29,623	27,081
Income (loss) from discontinued operations (after-tax)	(1)	(6)	(34)	(1)	4

Net income	33,143	$31,429	$32,536	$29,622	$27,085
Preferred stock dividends	81	—	—	—	—

Net income available to common shareholders	$33,062	$31,429	$32,536	$29,622	$27,085

TEXAS CAPITAL BANCSHARES, INC.

QUARTERLY FINANCIAL SUMMARY – UNAUDITED

Consolidated Daily Average Balances, Average Yields and Rates

Continuing Operations

(Dollars in thousands)

	1st Quarter 2013			4th Quarter 2012			3rd Quarter 2012			2nd Quarter 2012			1st Quarter 2012
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities – Taxable	$71,220	$729	4.15%	$78,182	$811	4.13%	$84,583	$881	4.14%	$91,623	$948	4.16%	$109,003	$1,041	3.84%
Securities – Non-taxable(2)	22,174	323	5.91%	25,301	372	5.85%	25,717	376	5.82%	26,817	393	5.89%	28,506	409	5.77%
Federal funds sold and securities purchased under resale agreements	24,785	6	0.10%	21,617	6	0.11%	9,360	2	0.09%	8,077	4	0.20%	6,848	1	0.06%
Deposits in other banks	78,718	52	0.27%	69,886	57	0.32%	64,859	54	0.33%	60,416	48	0.32%	49,470	49	0.41%
Loans held for sale	2,362,646	22,641	3.89%	2,658,092	26,440	3.96%	2,432,027	24,433	4.00%	2,062,449	21,087	4.11%	2,036,622	21,315	4.21%
Loans held for investment	6,842,766	80,541	4.77%	6,662,817	80,213	4.79%	6,313,263	76,397	4.81%	5,950,913	73,204	4.95%	5,660,993	70,459	5.01%
Less reserve for loan losses	74,442	—	—	73,912	—	—	72,373	—	—	71,779	—	—	70,261	—	—

Loans, net of reserve	9,130,970	103,182	4.58%	9,246,997	106,653	4.59%	8,672,917	100,830	4.63%	7,941,583	94,291	4.78%	7,627,354	91,774	4.84%

Total earning assets	9,327,867	104,292	4.53%	9,441,983	107,899	4.55%	8,857,436	102,143	4.59%	8,128,516	95,684	4.73%	7,821,181	93,274	4.80%
Cash and other assets	401,692			427,299			399,428			394,086			388,009

Total assets	$9,729,559			$9,869,282			$9,256,864			$8,522,602			$8,209,190

Liabilities and Stockholders’ Equity
Transaction deposits	$1,003,735	$253	0.10%	$941,947	$244	0.10%	$803,776	$247	0.12%	$694,463	$198	0.11%	$565,319	$140	0.10%
Savings deposits	3,246,675	2,297	0.29%	2,933,904	2,299	0.31%	2,922,852	2,185	0.30%	2,664,598	2,107	0.32%	2,535,412	2,083	0.33%
Time deposits	403,113	414	0.42%	423,685	448	0.42%	491,783	576	0.47%	584,581	831	0.57%	624,823	920	0.59%
Deposits in foreign branches	335,265	281	0.34%	362,580	321	0.35%	431,412	370	0.34%	444,478	346	0.31%	409,422	329	0.32%

Total interest bearing deposits	4,988,788	3,245	0.26%	4,662,116	3,312	0.28%	4,649,823	3,378	0.29%	4,388,120	3,482	0.32%	4,134,976	3,472	0.34%
Other borrowings	1,041,573	429	0.17%	1,725,129	808	0.19%	1,639,953	878	0.21%	1,428,575	736	0.21%	1,554,716	719	0.19%
Subordinated notes	111,000	1,829	6.68%	111,000	1,829	6.56%	12,065	208	6.86%	—	—	—	—	—	—
Trust preferred subordinated debentures	113,406	634	2.27%	113,406	665	2.33%	113,406	692	2.43%	113,406	688	2.44%	113,406	711	2.52%

Total interest bearing liabilities	6,254,767	6,137	0.40%	6,611,651	6,614	0.40%	6,415,247	5,156	0.32%	5,930,101	4,906	0.33%	5,803,098	4,902	0.34%
Demand deposits	2,529,927			2,356,758			2,010,694			1,864,456			1,700,390
Other liabilities	90,538			86,308			80,810			69,076			78,108
Stockholders’ equity	854,327			814,565			750,113			658,969			627,594

Total liabilities and stockholders’ equity	$9,729,559			$9,869,282			$9,256,864			$8,522,602			$8,209,190

Net interest income		$98,155			$101,285			$96,987			$90,778			$88,372
Net interest margin			4.27%			4.27%			4.36%			4.49%			4.54%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)	Taxable equivalent rates used where applicable.